Exhibit 3.3

Filed
In the office of the
Secretary of State of the
STATE OF NEVADA

March 3, 1995
7442-91
Dean Heller Secretary of State


           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)

Filed by:

                          Swiss Technique, Inc.
                          ---------------------
                           Name of Corporation


We the undersigned          Rodger W. Garrity       and
                        ---------------------------
                        President or Vice President


Frankie M. Garrity                   of        Swiss Technique, Inc.
--------------------------------               ----------------------
Secretary of Assistant Secretary                Name of Corporation

Do hereby certify:

The Board of Directors of said corporation at a meeting duly convened, held on the 16th day of January, 1995, adopted a resolution to amend the original article as follows:

Article I is hereby amended to read as follows:

The name of the corporation is NuTek, Inc.

   The number of shares of th4e corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 755084; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/Rodger W. Garrity
---------------------
President or Vice President


/s/ Frankie M. Garrity
------------------------
Secretary of Assistant Secretary

State of California )
                    ) ss.
County of Orange    )

On February 15, 1995, personally appeared before me, a Notary Public Rodger W. Garrity and Frankie M. Garrity, who acknowledged that they executed the above instrument.

/s/ A. Mesbah
-------------------------
Signature of Notray


A. Mesbah
Comm. #921382
Notary Public - California
Orange County
My Commission Expires May 17, 1995

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